UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934
April 29, 2011
Date of Report (Date of earliest event reported)
LOCAL.COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34197	33-0849123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7555 Irvine Center Drive
Irvine, California 92618
(Address of principal executive offices, zip code)
(949) 784-0800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-10.1
EX-99.1

Item 1.01 Entry Into a Material Definitive Agreement.
On April 29, 2011, Local.com Corporation (the “Registrant) entered into a Stock Purchase Agreement (the “Agreement”) with Krillion, Inc., a Delaware corporation (“Krillion”), all of the stockholders of Krillion (the “Krillion Stockholders”) and Hummer Winblad Venture Partners V, L.P., as stockholders’ agent (the “Stockholders’ Agent”) to purchase all of the outstanding shares of Krillion for an aggregate purchase price of $3.5 million in cash (the “Purchase Price”). The Purchase Price is subject to working capital adjustments as outlined in the Agreement.
The Agreement contains representations and warranties of the parties that are customary for a transaction of this type, which generally survive for a period after the closing date. The representations and warranties made with respect to Krillion are qualified by information contained in confidential disclosure schedules provided to the Registrant in connection with the execution of the Agreement. Although certain of the information contained in the disclosure schedules may be non-public, the Registrant does not believe that this information is required to be publicly disclosed under the Federal securities laws. Moreover, certain of these representations and warranties may not be accurate or complete as of a specific date because they are subject to a contractual standard of materiality that may be different from the standard generally applied under the Federal securities laws or were used for the purpose of allocating risk between the Registrant and Krillion, rather than establishing matters as facts. Accordingly, you should not rely on these representations and warranties as statements of fact.
The Krillion Stockholders agreed to defend, indemnify and hold harmless the Registrant and its affiliates, officers, directors, employees, agents, successors and assigns (the “Registrant Indemnitees”), from and against any and all losses arising out of or resulting from (i) any inaccuracy or breach of any representation or warranty made by Krillion and the Krillion Stockholders in the Agreement, the disclosure letter, or certain of the closing documents, (ii) any breach of any covenant or obligation of Krillion or the Krillion Stockholders in the Agreement or certain of the closing documents, (iii) any act of gross negligence, fraud or misrepresentation of Krillion and the Krillion Stockholders related to the Agreement. The indemnification obligations of the Krillion Stockholders are subject to certain caps and survival periods, except with respect to gross negligence, fraud or misrepresentation which is uncapped.
The Registrant agreed to defend, indemnify and hold harmless the Krillion Stockholders, and their respective affiliates, officers, directors, employees, agents, successors and assigns, from and against any and all losses arising out of or resulting from (i) any inaccuracy or breach of any representation or warranty made by Registrant in the Agreement or certain of the closing documents, and (ii) any act of gross negligence, fraud or misrepresent of Registrant related to the Agreement.
The Registrant, Krillion and the Krillion Stockholders also agreed to establish a $1.0 million escrow fund (the “Escrow Fund”) from the Purchase Price to secure the Registrant’s rights to seek indemnification under the Agreement, as well as any adjustment to the Purchase Price that might be required. The Escrow Fund will terminate the day on or after all the funds have been paid out of the Escrow Fund. The Registrant, Krillion, the Krillion Stockholders and Square 1 Bank (as escrow agent) entered into a separate agreement with respect to the Escrow Fund. The escrow agreement does not contain any obligations, rights or other provisions that are material to the Registrant.
The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
On May 2, 2011, the Registrant issued a press release announcing the execution of the Agreement. The press release is attached as Exhibit 99.1 and is incorporate herein by reference
Item 9.01 Financial Statements and Exhibits.
10.1	Stock Purchase Agreement by and among Local.com Corporation, Krillion, Inc. the stockholders of Krillion, Inc., and Hummer Winbald Venture Partners V, L.P., as stockholders’ agent dated April 29, 2011.

99.1	Press Release of Local.com Corporation dated May 2, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCAL.COM CORPORATION
Date: May 5, 2011	By:	/s/ Kenneth S. Cragun
Kenneth S. Cragun
Chief Financial Officer

Exhibit Index

Exhibit
Number	Description

10.1
Stock Purchase Agreement by and among Local.com Corporation, Krillion, Inc. the stockholders of Krillion, Inc., and Hummer Winbald Venture Partners V, L.P., as stockholders’ agent dated April 29, 2011.

99.1	Press Release of Local.com Corporation dated May 2, 2011.